UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 31, 2009, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture (as defined below), issued the Notice of Redemption filed herewith as Exhibit 99.1 and incorporated herein by this reference, on behalf of Pinnacle Entertainment, Inc. (the “Company”), to the record holder of the remaining $9,535,000 in aggregate principal amount of the Company’s 8.75% Senior Subordinated Notes due 2013 (the “Notes”, CUSIP Number 723456AA7). Pursuant to the Notice of Redemption, the Company has exercised its option to call for redemption all of the remaining Notes at a redemption price of 102.917% of principal amount of the Notes, together with accrued and unpaid interest on the principal amount of the Notes to, but excluding, the redemption date, which is October 1, 2009. On the redemption date, the redemption price for the remaining Notes will become due and payable. The Company issued the Notes under that certain First Supplemental Indenture dated as of September 25, 2003 (the “Indenture”), by and among the Company, the guarantors referred to therein and the Trustee, which supplements that certain Indenture, dated as of September 25, 2003, among the Company, the guarantors referred to therein, and the Trustee. The redemption will be made pursuant to the terms of the Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Notice of Redemption dated August 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

(Registrant)

Date: September 1, 2009

By:   /s/ Stephen H. Capp
         Stephen H. Capp
         Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Notice of Redemption dated August 31, 2009